Exhibit 1.2

DTE Energy Company
__________________________
Underwriting Agreement
September 29, 2016
To the Representative of the several
Underwriters named in Schedule I hereto
Ladies and Gentlemen:
DTE Energy Company, a Michigan corporation (the “Company”) proposes to issue and sell severally to the firms named in Schedule I hereto (such firms constituting the “Underwriters”) $400,000,000 aggregate principal amount of the Company’s 2016 Series D 1.500% Senior Notes due 2019 (the “2019 Notes”) and $600,000,000 aggregate principal amount of the Company’s 2016 Series E 2.850% Senior Notes due 2026 (the “2026 Notes”), in each case, with the terms specified in Schedule II hereto (the 2019 Notes and 2026 Notes, collectively, the “Securities”). The Securities will be issued pursuant to the provisions of an Indenture, dated as of April 9, 2001, as supplemented, and as to be supplemented by a Supplemental Indenture establishing the Securities (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), as Indenture Trustee (the “Indenture Trustee”).
1.Subject to the terms and conditions set forth in this Underwriting Agreement (this “Agreement”), the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The sale of the Securities will be made to the Underwriters, for whom the firm designated as representative of the Underwriters of such Securities in Schedule II hereto will act as representative (the “Representative”). The obligations of the Underwriters under this Agreement shall be several and not joint.
2.    The Company represents and warrants to, and agrees with, each of the Underwriters, on and as of the date hereof and the Time of Delivery (as defined in Section 4) that:
(a)    A registration statement on Form S-3 (No. 333-210556) with respect to the Securities and other securities, copies of which have been delivered to the Underwriters, has been prepared and filed by the Company with the Securities and Exchange Commission (the “Commission”). Such registration statement, including a prospectus, became effective under the Securities Act of 1933, as amended (the “Act”) immediately upon filing and no stop order suspending its effectiveness and/or notice objecting to its use has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission. The term “Registration Statement,” at any given time, means such registration statement, including any amendments thereto and any prospectus relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such Registration Statement pursuant to Rule 430B under the Act at such time. Each date the Registration Statement or any amendment (or any part thereof) is considered to have become effective as to the Underwriters pursuant to Section 11(d) of the Act and Rule 430B(f) promulgated thereunder is herein called the “Effective Date.” The base prospectus included in the Registration Statement relating to the Securities and certain other issues of securities (exclusive of any supplement filed pursuant to Rule 424 under the Act) is herein called the “Basic Prospectus.” The Basic Prospectus as amended and supplemented by a preliminary prospectus supplement dated September 29, 2016 relating to the Securities immediately prior to the Applicable Time (as defined below) is hereinafter called the “Preliminary Prospectus.” The Company proposes to file together with the Basic Prospectus and pursuant to Rule 424 under the Act a final prospectus supplement specifically related to the Securities and reflecting the terms of the Securities and plan of distribution arising from this Agreement (herein called the “Final Prospectus Supplement”) and has previously advised the Underwriters of all the information to be set forth therein. The term “Prospectus” means the Basic Prospectus together with the Final Prospectus Supplement, as first filed with the Commission pursuant to Rule 424.
Any reference herein to the Registration Statement, Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, or deemed to be incorporated by reference therein, and filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of such Registration Statement, Basic Prospectus, Preliminary Prospectus or Prospectus, as applicable; any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, Basic Prospectus, Preliminary Prospectus or Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of such Registration Statement, Basic Prospectus, Preliminary Prospectus or Prospectus.
For purposes of this Agreement, the “Applicable Time” is 4:15 p.m. (New York time) on the date of this Agreement; the documents listed on Schedule V hereto, taken together, are collectively referred to as the “Pricing Disclosure Package”.
(b)    The documents incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(c)    The Registration Statement, the Permitted Free Writing Prospectus, the Preliminary Prospectus and the Prospectus conform, and any further amendments or supplements thereto will conform, in all material respects, to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder and (A) the Registration Statement does not, and as of each Effective Date and the effective date of any amendment thereto will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, (B) the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the Prospectus, as of its date, does not, and as of the respective dates of any amendment or supplement thereto and at the Time of Delivery, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use in the Registration Statement, Pricing Disclosure Package or Prospectus or (ii) those parts of the Registration Statement which constitute the Forms T-1;
(d)    Any Permitted Free Writing Prospectus listed on Schedule V hereto does not include anything that conflicts with the information contained in the Registration Statement, Preliminary Prospectus or Prospectus;
(e)    At the determination date for purposes of the Securities within the meaning of Rule 164(h) under the Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act; the Company meets the requirements for use of Form S-3 under the Act and was and is eligible to register and issue the Securities as a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Time of Delivery;
(f)    Neither the Company nor any of its Significant Subsidiaries (as defined below) has sustained, since the date of the Company’s latest audited financial statements included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and Prospectus; and, since the respective dates as of which information is given in the Registration Statement, Pricing Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and Prospectus; “Significant Subsidiary” shall mean each subsidiary listed on Schedule III hereto; the only subsidiaries of the Company are (i) those subsidiaries listed on Schedule III and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the rules and regulations under the Act;
(g)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and Prospectus; and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company holds all material licenses, certificates and permits (or has applications pending) from governmental authorities necessary for the conduct of its business;
(h)    Each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority (corporate and other) to own its property and to conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, each Significant Subsidiary of the Company holds all material licenses, certificates and permits (or has applications pending) from governmental authorities necessary for the conduct of its business;
(i)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;
(j)    This Agreement has been duly authorized, executed and delivered by the Company;

(k)    The Securities have been duly authorized and, when issued and authenticated pursuant to the Indenture and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered, will be entitled to the benefits of the Indenture, and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, or other laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles; the Indenture has been duly authorized and qualified under the Trust Indenture Act and, at the Time of Delivery (as defined in Section 4 hereof), will constitute a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles; and the Indenture and the Securities will conform to the descriptions thereof contained in the Pricing Disclosure Package and Prospectus;
(l)    The issue and sale of the Securities and the execution, delivery and performance of and the compliance by the Company with all of the provisions of this Agreement, the Securities and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, nor will such action result in any violation of (1) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for a violation that could not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; or (2) the provisions of the Amended and Restated Articles of Incorporation or Bylaws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the execution, delivery, performance of and compliance by the Company with all of the provisions of this Agreement or the Indenture, or the consummation by the Company of the transactions contemplated by this Agreement, the Securities or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
(m)    The statements set forth in the Pricing Disclosure Package and Prospectus under the captions “Description of Notes” and “Description of Debt Securities” (or similar captions), insofar as they purport to constitute a summary of the terms of the Securities and, if applicable, under the captions “Material U.S. Federal Income Tax Considerations” and “ERISA Considerations” (or similar captions) and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries in all material respects;

(n)    Neither the Company nor any of its Significant Subsidiaries is (i) in violation of the Amended and Restated Articles of Incorporation or Bylaws, in the case of the Company, or as the case may be, the articles of incorporation or other equivalent document, or bylaws, in the case of each Significant Subsidiary, or, (ii) except for any default which would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;
(o)    Other than as set forth in the Pricing Disclosure Package and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their properties is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, and, other than as set forth in the Pricing Disclosure Package and Prospectus, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
(p)    The Company is not and, after giving effect to the offering and sale of the Securities, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(q)    PricewaterhouseCoopers LLP (“PwC”), which audited the audited financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries as required by the Act and the rules and regulations thereunder;
(r)    There is and has been no material failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans;
(i)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting;
(ii)    The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); based on an evaluation carried out by management of the Company, the Company has concluded that such disclosure controls and procedures are effective;
(s)    The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, cash flows and shareholders’ equity of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The Company has no material contingent obligation which is not disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus; the supporting schedules, if any, included in the Registration Statement, Pricing Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein;
(t)    Other than as set forth in the Pricing Disclosure Package and Prospectus, the Company and its Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received (or have pending) all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and
(u)    The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.
3.    Upon the execution of this Agreement, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in Schedule II hereto and contemplated by this Agreement and the Pricing Disclosure Package.
4.    The Securities to be purchased by each Underwriter pursuant to this Agreement, in fully registered global form registered in the name of Cede & Co., shall be delivered by or on behalf of the Company to the Representative for the account of such Underwriter, against payment therefor by such Underwriter or on its behalf of the purchase price therefor in the manner specified in Schedule II hereto, payable to the order of the Company, all at the place, time and date specified in Schedule II hereto or at such other place, time and date as the Representative and the Company may agree upon in writing, such time, date and place being herein called the “Time of Delivery”.
5.     The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than a Permitted Free Writing Prospectus (as defined below); each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 under the Act (for the avoidance of doubt, the Underwriters are authorized to use the information contained in the pricing term sheet prepared and filed pursuant to Section 5(b) hereof relating to the final terms of the Securities in communications conveying information relating to the offering to investors); any such free writing prospectus (which shall include the pricing term sheet discussed in Section 5(b) hereof), the use of which has been consented to by the Company and the Representative, is listed on Schedule V hereto and is herein called a “Permitted Free Writing Prospectus”;
(a)    The Company agrees to prepare a term sheet specifying the terms of the Securities, substantially in the form of Schedule IV hereto and approved by the Representative, and to file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such Rule;
(b)    The Company and the Representative have complied and will comply with the requirements of Rule 433 under the Act applicable to any free writing prospectus, including timely Commission filing where required and legending;
(c)    The Company agrees that if at any time following the issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which (i) such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, Preliminary Prospectus or Prospectus or (ii) the Pricing Disclosure Package would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter a free writing prospectus or other document, the use of which has been consented to by the Representative, which will correct such conflict, statement or omission.
6.    The Company agrees with each of the Underwriters:
(a)    To prepare the Preliminary Prospectus and Prospectus in relation to the Securities in a form approved by the Representative and to file such Preliminary Prospectus and Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery hereof, or if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement, Preliminary Prospectus or Prospectus after the date hereof and prior to the Time of Delivery unless the Company has furnished the Representative for such Securities with a copy for its review and comment a reasonable time period prior to filing and has reasonably considered any comments of the Representative; to advise the Representative promptly of any such amendment or supplement after the Time of Delivery and to furnish the Representative with copies thereof in such quantities as the Representative may reasonably request; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representative, promptly after it receives notice thereof, of (i) the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, (ii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or any notice objecting to its use, (iii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for any such purpose, or (v) any request by the Commission for the amending or supplementing of the Registration Statement, Pricing Disclosure Package or Prospectus or for additional information (including receipt of any comments of the Commission on any of the foregoing); and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use every reasonable effort to obtain the withdrawal of such order;
(b)    Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply, so far as it is able, with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a securities dealer or to file a general consent to service of process in any jurisdiction or to comply with any other requirements deemed by the Company to be unduly burdensome;
(c)    Prior to 3:00 p.m., New York City time, on the business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus as then amended or supplemented in New York City in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or the notice referred to in Rule 173(a) under the Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representative and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;
(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and
(e)    During the period beginning on the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company (other than debt securities issued as part of the equity units of the Company described in the Pricing Disclosure Package under the caption “Concurrent Equity Units Offering”) which mature more than one year after the Time of Delivery and which are substantially similar to the Securities, without the prior written consent of the Representative.
7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the reasonable fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other reasonable expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture (including any amendment or supplement thereto), any Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees (not to exceed $5,000) and disbursements of a single counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of a single counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the reasonable fees and expenses of any Indenture Trustee and any agent of any trustee and the reasonable fees and disbursements of counsel for any trustee in connection with the Indenture and the Securities; (viii) the reasonable cost and charges of any securities registrar; and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; it being acknowledged and agreed that the Underwriters shall have no responsibility for payment of any of the foregoing costs, fees, disbursements and expenses, whether reasonable or not. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
8.    The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Representative, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in this Agreement are at the date hereof and, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus as amended or supplemented shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; the Permitted Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 433 within the applicable time period prescribed by such Rule; no stop order suspending the effectiveness of the Registration Statement or any part thereof and/or notice objecting to its use shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;
(b)    Pillsbury Winthrop Shaw Pittman LLP shall have furnished to the Representative such written opinion or opinions, dated the Time of Delivery, with respect to the Registration Statement and the Prospectus as amended or supplemented, as well as such other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c)    Patrick B. Carey, Esq., Associate General Counsel or Bruce D. Peterson, Esq., Senior Vice President and General Counsel of the Company, shall have furnished to the Representative a written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Representative, to the effect that:
(i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and Prospectus as amended or supplemented;
(ii)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii)    Each Significant Subsidiary, if any, of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority (corporate and other) to own its property and to conduct its business as described in the Pricing Disclosure Package and Prospectus as amended or supplemented and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus as amended or supplemented, each Significant Subsidiary of the Company holds all licenses, certificates and permits (or has applications pending) from governmental authorities necessary for the conduct of its business except where such failure to hold necessary licenses, certificates or permits would not have a material adverse effect on the current or future financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;
(iv)    To the best of such counsel’s knowledge after due inquiry and other than as set forth in the Pricing Disclosure Package and Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
(v)    This Agreement has been duly authorized, executed and delivered by the Company;
(vi)    The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and (2) general equity principles; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms in all material respects to the description thereof in the Pricing Disclosure Package and Prospectus as amended or supplemented;
(vii)    The Securities have been duly authorized and established in conformity with the provisions of the Indenture and executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and (2) general equity principles; and the

Securities conform in all material respects to the description thereof in the Pricing Disclosure Package and Prospectus as amended or supplemented;
(viii)    The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement, the Indenture and the Securities, and the consummation of the transactions herein and therein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel after due inquiry, to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except (i) that such counsel need express no opinion as to rights to indemnity which may be limited by applicable law, and (ii) any such conflict, breach, violation or default that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (2) result in any violation of the provisions of the Amended and Restated Articles of Incorporation or Bylaws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency (including, without limitation, the Michigan Public Service Commission (“PSC”)) or any other body is required for the issue and sale of the Securities by the Company or execution, delivery, performance and consummation by the Company of the transactions contemplated by this Agreement, the Securities or the Indenture, except such as have been, or will have been prior to the Time of Delivery obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
(ix)    Neither the Company nor any of its Significant Subsidiaries is in violation of its Bylaws or articles of incorporation or except for any default which would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;
(x)    The statements set forth in the Pricing Disclosure Package and Prospectus as amended or supplemented (i) under the captions “Description of Notes” and “Description of Debt Securities” (or similar captions), insofar as they purport to constitute a summary of the terms of the Indenture and the Securities and (ii), if applicable, under the captions “Material U.S. Federal Income Tax Considerations” and “ERISA Considerations” (or similar captions) and under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein (except for any statements made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use in the

Registration Statement, Pricing Disclosure Package and Prospectus), are accurate and fair summaries in all material respects;
(xi)    The Company is not, and, after giving effect to the offering and sale of the Securities, will not be, an “investment company”, as such term is defined in the Investment Company Act;
(xii)    The documents incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus as amended or supplemented (other than the financial statements and related schedules therein and except for those parts of the Registration Statement which constitute the Forms T-1, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;
(xiii)    The Registration Statement has become effective under the Act; any required filings of the Preliminary Prospectus and the Prospectus, and any supplements thereto, have been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement, the Pricing Disclosure Package and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data therein and that portion of the Registration Statement which constitutes the Forms T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (x) of this Section 8(c), such counsel has no reason to believe that (A) as of each applicable Effective Date, the Registration Statement or any further amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data therein and that portion of the Registration Statement which constitutes the Forms T-1, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) as of the Applicable Time, the Pricing Disclosure Package (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data therein and that portion of the Registration Statement which constitutes the Forms T-1, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(xiv)    such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;
(d)    Hunton & Williams LLP, counsel to the Company, shall have furnished to the Representative their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative, to the same effect with respect to the matters enumerated in paragraphs (vi), (vii) (as to validity and enforceability of the Indenture and the Securities, and qualification of the Indenture under the Trust Indenture Act), (viii) (solely as to matters of New York and federal law), (x), (xi), (xii), (xiii) and (xiv) of subsection (c) of this Section 8 as the opinion of Patrick A. Carey, Esq. or Bruce D. Peterson, Esq.;
(e)    On each of the date hereof and at the Time of Delivery, PwC, the independent accountants of the Company who have audited the other audited financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Representative a letter with respect to such financial statements and other matters requested by the Representative, each in form and substance satisfactory to the Representative, the first dated the date hereof and the second dated the Time of Delivery reaffirming the statements made in their letter dated the date hereof. The specified date referred to in the PwC letter delivered on the date hereof shall be a date not more than three business days prior to the date hereof and the specified date referred to in the PwC letter delivered at the Time of Delivery shall be a date not more than three business days prior to such Time of Delivery;
(f)    (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and Prospectus as amended or supplemented prior to the date hereof, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and Prospectus as amended or supplemented prior to the date hereof, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and Prospectus as amended or supplemented prior to the date hereof, there shall not have been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and Prospectus as amended or supplemented prior to the date hereof, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse to the Company and its subsidiaries, taken as a whole, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and Prospectus as amended or supplemented;
(g)    At the Time of Delivery, the Company shall have delivered to the Underwriters a letter from each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings, or other evidence satisfactory to the Underwriters, confirming that the Securities have the ratings specified in the Pricing Disclosure Package on such date;
(h)    On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or have otherwise given any notice of a possible change in any such rating that does not indicate the direction of the possible change;
(i)    On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (ii) a suspension or material limitation in trading of any securities of the Company on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities declared by federal, New York or Michigan State authorities, (iv) a material disruption in commercial banking or securities settlement or clearance services in the United

States or the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other crisis or calamity, whether within or outside the United States; or (v) any material adverse change in the financial markets in the United States, if the effect of any such event specified in clauses (iv) and (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and Prospectus;
(j)    The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date hereof; and
(k)    The Company shall have furnished or caused to be furnished to the Representative at the Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section and as to such other matters as the Representative may reasonably request.
9.        The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees, and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter (or any such director, officer, employee, agent or controlling person, as applicable) may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any free writing prospectus used by the Company other than a Permitted Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any free writing prospectus used by the Company other than a Permitted Free Writing Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein or with respect to any statements in or omissions from that part of the Registration Statement that shall constitute the Statements of Eligibility and Qualification under the Trust Indenture Act of the Indenture Trustee.
(a)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act against any losses, claims, damages or liabilities to which the Company (or any such director, officer, employee, agent or controlling person, as applicable) may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by each such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred.
(b)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof giving information as to the nature and basis of the claim, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party assumes the defense, selected counsel may be counsel to the indemnifying party, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of separate counsel for the indemnified party or (ii) in the opinion of counsel to such indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or defenses available to the indemnified party which are different from, additional to or in competition with those available to the indemnifying party, in either of which cases the reasonable fees and expenses of such separate counsel (including disbursements) for such indemnified party shall be reimbursed by the indemnifying party to the indemnified party. It is understood that the indemnifying party shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the indemnified parties are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-

pocket expenses for more than one separate firm (together with not more than one appropriate local counsel) for all such indemnified parties.
(c)    In furtherance of the requirement above that fees and expenses of counsel (to the extent the indemnifying party does not assume the defense) or any separate counsel for the indemnified parties shall be reasonable, the Underwriters and the Company agree that the indemnifying party’s obligations to pay such fees and expenses shall be conditioned upon the following:
(i)    in case separate counsel is proposed to be retained by the indemnified parties pursuant to clause (ii) of the preceding paragraph, the indemnified parties shall, if appropriate, in good faith fully consult with the indemnifying party in advance as to the selection of such counsel; and
(ii)    reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the indemnifying party (but nothing herein shall be deemed to require the furnishing to the indemnifying party of any information, including, without limitation, computer print-outs of lawyers’ daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege) and presented to the indemnifying party as soon as practicable following receipt of such counsel’s invoice.
No indemnifying party shall, without the written consent of the indemnified parties, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party or parties is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party or parties from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or parties.
The indemnifying party shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees, subject to the provisions of this Section 9, to indemnify the indemnified party from and against any loss, damage, liability or expenses by reason of such settlement or judgment.
(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and the indemnifying party has been prejudiced in any material respect by such failure, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have.
10.        If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representative may in its discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Securities then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Rep resentative notifies the Company that it has so arranged for the purchase of such Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.
(a)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Securities, to be purchased at the Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities except as provided in Sections 7 and 9 hereof; but, if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriters (and approved in writing by the Representative) in making preparations for the purchase, sale and delivery of Securities, but the Company shall not then be under further liability to any Underwriter with respect to such Securities except as provided in Sections 7 and 9 hereof.
13.    In all dealings hereunder, the Representative of the Underwriters shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representative as set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14.    The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, officers and directors, employees and agents of the Company and any Underwriter and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
16.    Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day on which commercial banking institutions in New York, New York are open for business.

17.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
18.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
[Signature Pages Follow]

Very truly yours,
DTE Energy Company

By:	/s/ Edward J. Solomon Name: Edward J. Solomon Title: Assistant Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Wells Fargo Securities, LLC

By:	/s/ Jake Horstman Name: Jake Horstman Title: Managing Director

For itself and as Representative of the several
Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2019 Notes to be Purchased	Principal Amount of 2026 Notes to be Purchased
Wells Fargo Securities, LLC	$140,000,000	$210,000,000
BNY Mellon Capital Markets, LLC	130,000,000	22,608,000
MUFG Securities Americas Inc.	130,000,000	22,608,000
Barclays Capital Inc.	0	35,268,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	0	35,268,000
Scotia Capital (USA) Inc.	0	35,268,000
Citigroup Global Markets Inc.	0	35,268,000
J.P. Morgan Securities LLC	0	35,268,000
BNP Paribas Securities Corp.	0	22,608,000
Fifth Third Securities, Inc.	0	22,608,000
KeyBanc Capital Markets Inc.	0	22,608,000
Mizuho Securities USA Inc.	0	22,608,000
TD Securities (USA) LLC	0	22,608,000
UBS Securities LLC	0	22,608,000
Comerica Securities, Inc.	0	10,932,000
SunTrust Robinson Humphrey, Inc.	0	10,932,000
U.S. Bancorp Investments, Inc.	0	10,932,000
Total	, $ 400,000,000	, $ 600,000,000

Schedule I-1

SCHEDULE II
Issuer:
DTE Energy Company
Title of Securities:
2016 Series D 1.500% Senior Notes due 2019 (the “2019 Notes”)
2016 Series E 2.850% Senior Notes due 2026 (the “2026 Notes”)
Aggregate principal amount:
2019 Notes: $400,000,000
2026 Notes: $600,000,000
Price to public:
2019 Notes: 99.875%

2026 Notes: 99.897%

Purchase price to Underwriters:
2019 Notes: 99.525%

2026 Notes: 99.247%

Form of Securities:
Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of DTC.
Specified form for payment of purchase price:
Wire transfer of immediately available funds.
Indenture:
Amended and Restated Indenture dated April 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), as Trustee, as supplemented and amended, and as to be supplemented by a Supplemental Indenture to be dated as of October 1, 2016, establishing the Securities.

Schedule II-1

Time of Delivery:
10:00 a.m. (New York City time), October 5, 2016
Maturity:
2019 Notes: October 1, 2019
2026 Notes: October 1, 2026
Interest Rate:
2019 Notes: 1.500%
2026 Notes: 2.850%
Interest Payment Dates:
2019 Notes: April 1 and October 1 of each year commencing April 1, 2017.
2026 Notes: April 1 and October 1 of each year commencing April 1, 2017.
Redemption provisions:
As set forth in the Prospectus.
Sinking fund provisions:
No sinking fund provisions
Closing location for delivery of Securities:
Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036
Name and address of Representative:
Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Transaction Management
Facsimile: 704-410-0326

Other Terms:
None

Schedule II-2

SCHEDULE III
Significant Subsidiaries
DTE Electric Company
DTE Enterprises, Inc.
DTE Gas Company
DTE Gas Holdings, Inc.

Schedule III-1

SCHEDULE IV
Free Writing Prospectus dated September 29, 2016
PRICING TERM SHEET

Issuer:	DTE Energy Company
Security:	2016 Series D 1.500% Senior Notes due 2019 (the “2019 Notes”)	2016 Series E 2.850% Senior Notes due 2026 (the “2026 Notes”)
Legal Format:	SEC Registered	SEC Registered
Principal Amount:	$400,000,000	$600,000,000
Maturity Date:	October 1, 2019	October 1, 2026
Interest Payment Dates:	April 1 and October 1, commencing on April 1, 2017	April 1 and October 1, commencing on April 1, 2017
Benchmark Treasury:	0.875% due September 15, 2019	1.500% due August 15, 2026
Benchmark Treasury Price/Yield:	100-03/0.843%	99-14/1.562%
Spread to Benchmark Treasury:	+70 basis points	+130 basis points
Yield to Maturity:	1.543%	2.862%
Coupon:	1.500%	2.850%
Price to Public:	99.875%	99.897%
Optional Redemption:
The 2019 Notes will be redeemable in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2019 Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted on a semi-annual basis at the Adjusted Treasury Rate, plus 15 basis points; plus in either case, accrued and unpaid interest to the redemption date.

Prior to July 1, 2026 (the “Par Call Date”), the 2026 Notes will be redeemable in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2026 Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due if the 2026 Notes matured on the Par Call Date discounted on a semi-annual basis at the Adjusted Treasury Rate, plus 20 basis points; plus in either case, accrued and unpaid interest to the redemption date. On or after the Par Call Date, the 2026 Notes will be redeemable at a redemption price equal to 100% of the principal amount of notes being redeemed, plus accrued and unpaid interest to the redemption date.

Schedule IV-1

Special Mandatory Redemption:	N/A
The offering of the 2026 Notes is not conditioned upon the completion of the Transaction (as described in the Preliminary Prospectus Supplement dated September 29, 2016), which, if completed, will occur subsequent to the closing of the offering of the 2026 Notes. Upon the occurrence of a Special Mandatory Redemption Trigger (as described in the Preliminary Prospectus Supplement dated September 29, 2016), the Issuer will be required to redeem the 2026 Notes, in whole, at a redemption price equal to 101% of the aggregate principal amount of the 2026 Notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of the 2026 Notes being redeemed to, but excluding, the date of such redemption.

Special Optional Redemption:	N/A
The 2026 Notes may also be redeemed at the Issuer’s option, in whole, at any time before June 1, 2017, at a redemption price equal to 101% of the aggregate principal amount of the 2026 Notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of such 2026 Notes being redeemed to, but excluding, the date of such redemption, if, in the Issuer’s judgment, the Transaction will not be consummated on or before June 1, 2017.

Trade Date:	September 29, 2016	September 29, 2016
Settlement Date:	T+4; October 5, 2016	T+4; October 5, 2016
CUSIP / ISIN:	233331 AX5/US233331AX57	233331 AY3/US233331AY31
Denominations:	$1,000 and integral multiples thereof	$1,000 and integral multiples thereof
Anticipated Ratings*:	[intentionally omitted]	[intentionally omitted]
Joint Book-Running Managers:	Wells Fargo Securities, LLC	Wells Fargo Securities, LLC
	BNY Mellon Capital Markets, LLC	Barclays Capital Inc.
	MUFG Securities Americas Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Scotia Capital (USA) Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Senior Co-Managers:		BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Fifth Third Securities, Inc.
KeyBanc Capital Markets Inc.
Mizuho Securities USA Inc.

Schedule IV-2

MUFG Securities Americas Inc.
TD Securities (USA) LLC
UBS Securities LLC
Co-Managers:	Comerica Securities, Inc.
SunTrust Robinson Humphrey, Inc.
U.S. Bancorp Investments, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling, Wells Fargo Securities, LLC toll-free at 1-800-645-3751, BNY Mellon Capital Markets, LLC toll-free at 1-800-269-6864, MUFG Securities Americas Inc. toll-free at 1-877-649-6848, Barclays Capital Inc. toll-free at 1-888-603-5847, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Scotia Capital (USA) Inc. toll-free at 1-800-372-3930, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

Schedule IV-3

SCHEDULE V
PRICING DISCLOSURE PACKAGE
1)    Preliminary Prospectus dated September 29, 2016
2)    Permitted Free Writing Prospectuses:
a)     Pricing Term Sheet attached as Schedule IV hereto

Schedule V-1